SUBLEASE

     THIS SUBLEASE is dated as of the 8th day of May, 2001, by and between American Express Travel Related Services Company, Inc. ("Sublessor") and Cognizant Technology Solutions Corp. ("Sublessee").

     W I T N E S S E T H:

     WHEREAS, Sublessor entered into that certain lease dated November 28, 2000 ("Master Lease") with Glenpointe Associates ("Landlord"); and

     WHEREAS, pursuant to the Master Lease, Landlord leased to Sublessor certain premises containing a total of 14,070 square feet in the building known as Glenpoint Centre West, located at 500 Frank W. Burr Boulevard, Teaneck, New Jersey (the "Building"), as more particularly described in the Master Lease; and

     WHEREAS, a copy of the Master Lease is attached hereto as Exhibit A; and

     WHEREAS, Sublessee desires to sublease from Sublessor the entire 14,070 square feet of Sublessor's premises, as outlined on the floor plan set forth in the Master Lease (the "Subleased Premises"), and Sublessor has agreed to sublease the Subleased Premises to Sublessee upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration for Subleased Premises, the above recitals and the covenants herein contained, the parties hereto agree as follows:

I.      TERM.

        A. Sublessor leases to Sublessee and Sublessee hires from Sublessor the Subleased Premises for a term ("Term") commencing on February 1, 2002, (the "Commencement Date"), and expiring on December 30, 2010, ("Expiration Date") which is the day immediately preceding the expiration date of the Master Lease. The foregoing to the contrary notwithstanding, this Sublease shall be effective as of the date of execution hereof by Sublessee and Sublessor, and all terms, provisions, conditions, and obligations of said parties shall commence as of said date of execution.

        B. Notwithstanding the foregoing, if the term of the Master Lease is terminated for any reason prior to the Expiration Date, this Sublease shall thereupon be automatically terminated without any liability of Sublessor to Sublessee by reason of such early termination. Except as otherwise expressly provided in this Sublease with respect to those obligations of Sublessee and
               Sublessor which by their nature or under the circumstances can only be, or under the provisions of this Sublease may be, performed after the termination of this Sublease, the Term and estate granted hereby shall end at noon on the date of termination of this Sublease as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination. Notwithstanding the foregoing, any liability of Sublessee to make any payment under this Sublease, whether of Fixed Rent, Additional Rent (both as hereinafter defined) or otherwise, which shall have accrued prior to the expiration or sooner termination of this Sublease, shall survive the expiration or sooner termination of this Sublease.

        C.     Upon   Landlord's   consent  hereto,  Sublessor   shall   deliver
               possession of the Subleased Premises to Sublessee.

        D. Provided that Sublessee is not then in default hereunder, Sublessee shall have the one-time right to terminate this Sublease (hereafter, the "Termination Option"), which termination right, if exercised accordingly, shall terminate this Sublease effective on September 30, 2005, (the "Termination Date") as to the entire Subleased Premises, by providing Sublessor with written notice thereof not later than January 1, 2005. As a condition precedent to the effectiveness of Sublessee's exercise of such Termination Option, Sublessee shall deliver to Sublessor, on or before August 31, 2005, a termination payment equal to $566,668.50, which shall be IN ADDITION TO the Fixed Rent and all
                                           --------------
               Additional Rent and all other charges and liabilities accruing hereunder through the Termination Date. Provided that Sublessee has paid the termination payment as aforesaid, vacated the Premises in the condition and as required herein, and is not in default of any of its obligations hereunder, then Sublessor shall authorize the release of the Letter of Credit effective as of December 31, 2005.

II.     PROVISIONS CONSTITUTING SUBLEASE.

        A. This Sublease is subject and subordinate to the Master Lease, any and all subsequent amendments or supplemental agreements thereto and any and all matters to which the tenancy of Sublessor, as Tenant under the Master Lease, is or may be subordinate, and Sublessee shall in no case have any rights under this Sublease that exceed Sublessor's rights as Tenant under the Master Lease. Sublessor agrees that it shall not modify or amend the Master Lease without Sublessee's consent thereto, provided that such consent shall not be unreasonably withheld or delayed. It shall not be deemed unreasonable for Sublessee to withhold its consent to any such modification or amendment in the event the same would increase Sublessee's rental obligations hereunder, affect Sublessee's use or occupancy, change the Subleased Premises, materially decrease the obligations of Sublessor hereunder or Landlord under the Master Lease, adversely affect the rights of Sublessee hereunder, or decrease the services required to be provided by Landlord to the Premises. Sublessee shall in no event withhold its consent to any modification or amendment to the Master Lease to which Sublessor is required to consent.

        B. All of the terms and conditions of the Master Lease are incorporated herein by reference as if fully set forth herein, and the following terms and conditions thereof shall be applicable to this Sublease with the same force and effect as if all references to "Landlord", "Tenant", "Premises", and "Lease" referred instead to "Sublessor", "Sublessee", the "Subleased Premises", and this "Sublease", respectively: Articles 3(B-E), 7, 8(B & C), 9(A(2-4) & (7-11)), 9(B(1 & 2)),

               12(C), the first and last sentences of 15(B), Articles 16(B & C), 17(A-F), 20, 21, 22, 23, 24(A-D, F), 25, 26(A), 27(A, E, F, H, I,
               J, K), 31, 32, 33, 37, and 39. In the event Sublessor incurs any obligations or costs pursuant to Article 10, 11, 12(F), 13A, or 16A of the Master Lease, Sublessee shall hold harmless and defend Sublessor therefrom, and reimburse Sublessor therefor upon demand. In case of any default under any of the terms of the Master Lease or of this Sublease by Sublessee, Sublessor shall have all of the rights, remedies, and damages against Sublessee as would be available pursuant to Articles 19, 20, 21, and 29 of the Master Lease to Landlord against Tenant as if Tenant were in default beyond the applicable cure periods under the Master Lease. Sublessee shall neither do nor permit to be done anything which would constitute a default under the Master Lease or cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Landlord thereunder.

        C. Sublessee agrees that it shall cause all employees, agents, contractors, invitees and licensees of Sublessee to abide by all rules and regulations of the Landlord applicable to the Building and/or the Subleased Premises. The initial rules and regulations of Landlord are set forth in the Master Lease as Exhibit C, and are subject to modification as referenced in the Master Lease.

        D. Sublessee acknowledges that in the event of a termination of the Master Lease for any reason, including but not limited to a agreement between Sublessor and Landlord terminating the Master Lease, or re-entry or dispossession by Landlord under the Master Lease, or pursuant to Articles 13 or 14 of the Master Lease, Landlord may, at its option, take over all of the right, title and interest of Sublessor hereunder upon the terms and conditions of this Sublease, including all applicable terms and conditions of the Master Lease as incorporated herein, and Sublessee agrees that it shall, at Landlord's option, attorn to Landlord as though Landlord were Sublessor under this Sublease.

        E. Sublessee shall observe and perform for the benefit of Landlord and Sublessor each and every term, covenant, condition and agreement of the Master Lease which Sublessor is required to observe or perform with respect to the Subleased Premises as Tenant under the Master Lease, except as otherwise specifically set forth herein to the contrary. By way of example and not limitation, Sublessee shall comply with the provisions of Articles 8 and 10 of the Master Lease to the same extent and in the same manner that Sublessor is so required to comply therewith.

        F. The consent of Landlord shall be required hereunder in connection with any act which requires the consent of Landlord pursuant to the terms of the Master Lease, notwithstanding that a particular provision herein may not require Sublessor's consent or states that only Sublessor's consent is required.

III.    RENT.

        A. Fixed Rent. Sublessee shall pay rent ("Fixed Rent") to Sublessor in equal

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

               monthly installments in advance, beginning September 1, 2001, and continuing on the first day of each calendar month thereafter throughout the Sublease Term as follows:

        prsf        per annum        per month             Months
        ----        ---------        ---------             ------

        $32.25      $453,757.56      $37,813.13      2/1/2002 through 11/30/2005
        $37.75      $531,142.56      $44,261.88     12/1/2005 through 12/30/2010

               The first  monthly  installment  of Fixed  Rent  shall be paid to
        Sublessor within five business (5) days after Sublessor's delivery to Sublessee of the Consent to this Sublease executed by Landlord, and shall be credited against the Fixed Rental payment accruing on February 1, 2002.

        B.     Additional Rent.  Sublessee  shall  pay  to  Sublessor Additional
               ---------------
               Rent, as hereinafter defined, for the same periods and in the same manner as Fixed Rent. Additional Rent shall include an amount equal to Sublessor's proportionate share of operating expenses and taxes, (all as defined in Article 4 of the Master Lease), during any year of the Term, in excess of the operating expenses and taxes for the base year, which shall be the calendar year of 2002, as set forth in the Master Lease. The Additional Rent for each calendar year during the Term shall be paid in monthly installments during such calendar year in an amount reasonably estimated by Sublessor and communicated by written notice to Sublessee. Following the close of each calendar year, Sublessor shall compute the amount of the Additional Rent due hereunder based on the actual operating expenses and taxes payable to Landlord by Sublessor for that year, (as set forth on the annual reconciliation statement sent to Sublessor by Landlord) and shall deliver a statement thereof to Sublessee. Sublessee shall pay to Sublessor any deficiency shown by such statement within thirty (30) days after receipt of Sublessor's statement. If the installments paid by Sublessee exceed the amount due, Sublessor shall credit the excess against payments next due to Sublessor from Sublessee hereunder (provided, however, that if the Sublease has expired and no further payments are due Sublessor, then Sublessor shall promptly remit such excess to Sublessee). Delay in computation of Additional Rent shall not be deemed a default hereunder or a waiver of Sublessor's right to collect Additional Rent.

        C.     Electric  Energy  Charge.  As  of  the  date  Sublessor  delivers
               ------------------------
               possession of the Subleased Premises to Sublessee, and continuing throughout the Term, Sublessee shall pay to Sublessor an amount equal to the Electric Energy Charge which is defined in Article 10 of the Master Lease, payable in advance in equal monthly installments commencing on the date of delivery of possession of the Subleased Premises to Sublessee and continuing thereafter on or before the first day of each month until the expiration of the Sublease Term. Likewise, Sublessee shall reimburse to Sublessor any taxes or other charges incurred by Sublessor during the Term pursuant to Article 10 of the Master Lease upon demand. Said Electric

               Energy Charge has initially been estimated by Landlord as $17,587.50 per year, is subject to adjustment based upon Sublessee's electrical usage in the Subleased Premises and in accordance with Article 10 of the Master Lease, and shall be deemed to be Additional Rent for the purpose of the collection thereof.

        D.     Fixed  Rent,  Additional Rent,  Electric  Energy Charge,  and all
               -------------------------------------------------------
               other amounts payable by Sublessee to Sublessor under the provisions of this Sublease (collectively, "Rent") shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim or setoff of any amount for any reason whatsoever. Sublessee's liability for all Rent accruing hereunder (or Sublessor's obligation to refund any overpayment thereof) shall survive the expiration or earlier termination of this Sublease, even though the annual reconciliation thereof (as with respect to operating expenses and taxes) may occur after the expiration or earlier termination of the Sublease Term. All Rent shall be paid to Sublessor in lawful money of the United States at AMERICAN EXPRESS LEASE ADMINISTRATION, CANYON CORPORATE PLAZA, 2512 W. DUNLAP, MAIL STOP MS40-01-07, PHOENIX, AZ 85027, or to such other address as Sublessor may from time to time designate by notice to Subtenant.

IV. INDEMNITY AND WAIVER OF CLAIMS. Sublessee shall indemnify, defend, with counsel reasonably acceptable to Sublessor, and hold Sublessor harmless from and against all losses, costs, damages, expenses and liabilities including, without limitation, reasonable attorneys' fees, which Sublessor may incur or pay out by reason of this Sublease or the use and occupancy by Sublessee of the Subleased Premises, including, without limitation: (a) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises; (b) any breach or default of the terms of this Sublease or the Master Lease by Sublessee, its officers, employees, agents, contractors, invitees or licensees, or any person claiming through or under Sublessee; (c) any work done by Sublessee in or to the Subleased Premises; or, (d) any acts or omissions by Sublessee or its officers, employees, agents, contractors, invitees or licensees, or any person claiming through or under Sublessee. Sublessee hereby waives any claims against Sublessor for injury or damage to persons or property arising out of Sublessee's use or activities, or the use or activities of Sublessee's officers, directors, employees, agents, contractors, invitees or licensees, within the Subleased Premises or portions of the Building, except to the extent caused by the gross negligence or willful misconduct of Sublessor. This waiver of claims and all indemnities given by Sublessee in this Sublease shall survive the expiration or earlier termination of this Sublease.

        Sublessor shall indemnify, defend, with counsel reasonably acceptable to Sublessee, and hold Sublessee harmless from and against all losses, costs, damages, expenses and liabilities including, without limitation, reasonable attorneys' fees, which Sublessee may incur or pay out by reason of Sublessor's breach of its obligations hereunder or under the Master Lease. This waiver of claims and all indemnities given by Sublessor in this Sublease shall survive the expiration or earlier termination of this Sublease.

V. USE. Sublessee shall use the Subleased Premises for the Permitted Uses set forth in Section 16 of the Preamble of the Master Lease, and for no other purposes without the express written consent of Sublessor and Landlord. Sublessee represents and warrants to Sublessor that Sublessee's SIC number is 514100. Sublessee shall notify Sublessor within ten (10) days prior to any proposed or actual change in said SIC number.

VI. CONDITION OF SUBLEASED PREMISES. Sublessee hereby agrees that the Subleased Premises shall be subleased "as is," and Sublessor shall have no obligation to make any alterations or repairs thereto.

VII.    NOTICES.  All  notices,  consents,  approvals,  demands   and   requests
        (collectively "Notices") which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by overnight mail by a reputable courier or by hand delivery. All notices hereunder shall be effective upon delivery to the receiving party in accordance herewith. All Notices to Sublessee shall be addressed to Sublessee at the following address: Gordon J. Coburn, Chief Financial Officer, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Boulevard, First Floor, Teaneck, New Jersey, 07666, with a copy to Stuart Dember, Hale and Dorr, 650 College Road East, Princeton, New Jersey, 08540, or to such other addresses as Sublessee may from time to time designate by notifying Sublessor in accordance herewith. All Notices to Sublessor shall be addressed to Sublessor as follows:

                 American Express Travel Related Services Company, Inc.
                 Attention:  Vice President Real Estate
                 World Financial Center
                 200 Vesey Street, 5th Floor
                 New York, NY 10285-4612

        With a copy at the same time and in the same manner to:


            American Express Lease Administration       American Express Financial Corporation
            Canyon Corporate Plaza                      Attn:  Managing Lawyer, Real Estate
            2512 W. Dunlap                              50591 AXP Financial Center
            Mail Stop MS40-01-07                        Minneapolis, MN 55474
            Phoenix, AZ  85027

        or at such other addresses as Sublessor may from time to time designate by notifying Sublessee in accordance herewith. Sublessor agrees to provide Sublessee with a copy of any notice it sends to or receives from the Landlord pursuant to the Master Lease.

VIII. ASSIGNMENT AND SUBLETTING. Sublessee shall not sublease or assign all or any part of the Subleased Premises except in accordance with Article 11 of the Master Lease and unless:

        A. Sublessee obtains the prior written consent of Sublessor in each and every instance, which may be withheld in Sublessor's sole discretion, and of Landlord pursuant to the Master Lease;

        B. In the case of an assignment, the assignee shall have assumed in writing, directly for the benefit of Sublessor, all of the obligations of Sublessee hereunder, and

               Sublessor shall have been furnished with a copy of the agreement of assignment and assumption to be utilized in connection therewith, in form and substance reasonably satisfactory to Sublessor, at least sixty (60) days prior to the commencement date thereof, along with a fully-executed duplicate original of said agreement, which shall contain substantially similar terms to the agreement previously provided to Sublessor, at least ten
               (10) days prior to the commencement date thereof; and

        C. In the case of a sublease, Sublessor shall have been furnished with a copy of the sublease to be utilized in connection therewith at least sixty (60) days prior to the commencement of the term of such sublease, along with a fully-executed duplicate original of the sublease, which shall contain substantially similar terms to the sublease previously provided to Sublessor, at least ten (10) days prior to the commencement of the term of such sublease, which sublease shall be in form and substance reasonably satisfactory to Sublessor, and shall be subject and subordinate to all of the terms, covenants and conditions of this Sublease and the Master Lease and shall restrict the right of the subtenant thereunder to assign such sublease or further sublet its subleased premises.

        D. Sublessee shall pay on demand the actual costs and expenses reasonably incurred by Sublessor and Landlord, including, without limitation, reasonable architects', engineers' and attorneys' fees in connection with any such assignment or sublease and the reasonable costs of any review and/or preparation of documents in connection therewith. In addition, Sublessee shall be responsible and shall indemnify and hold Sublessor harmless for any brokers' commission or other compensation owed or claimed to be owed in connection with any sublease or assignment made by Sublessee.

        The foregoing to the contrary notwithstanding, Sublessor agrees that it shall not unreasonably withhold its consent to any proposed assignment or subletting of the Subleased Premises by Sublessee so long as: (i) the net worth of the proposed subtenant or assignee is equal to or greater than the greater of the net worth of Sublessee as of the date of execution hereof or the date Sublessor receives notice of such proposed transfer; (ii) the proposed assignment or sublease is for the entirety of the Subleased Premises, or if it is for less than the entirety of the Subleased Premises, then Sublessee or its proposed transferee shall provide Sublessor with a security deposit in an amount equal to the cost determined by Sublessor to be necessary to restore the Subleased Premises to a unified, contiguous, undivided suite at the expiration of the term thereof; (iii) the Subleased Premises shall be divided into no more than two separate suites, each occupied by no more than one subtenant each (inclusive of Sublessee) with the smaller suite containing no less than 6000 rentable square feet; (iv) Sublessee is not in default either at the time it notifies Sublessor of its intent to assign or sublet nor as of the effective date of such assignment or sublease; (iv) the proposed sublessee or assignee has a good business reputation in Sublessor's determination, will use the Premises in accordance with the permitted use hereunder, and is not a direct competitor of Sublessor; and (v) the proposed sublessee or assignee agrees to be bound by all of the provisions of this Sublease, without modification, including but not limited to
        Article X hereof.

        Notwithstanding  the  foregoing,  the terms of  this Article shall apply to each sublease or assignment by Sublessee, and consent to any one sublease or assignment by Sublessor shall not constitute consent to any future subleases or assignments. Any sublease or assignment made in violation of this Article shall be null and void at the election of Sublessor. If this Sublease is assigned or subleased by Sublessee or the Subleased Premises are occupied by any party other than Sublessee, Sublessor may, if an Event of Default, as hereinafter defined, has occurred, collect rent from any such assignees, subtenants or occupants, and pay the net amount collected to the Rent due hereunder. No assignment, subletting, occupancy or collection shall be deemed a
        (i) waiver of Sublessee's obligations pursuant to this Article; (ii) the acceptance by Sublessor of the assignee, subtenant or occupant as a subtenant or assignee hereunder; or (iii) a release of Sublessee from the further performance of any of the terms, covenants and conditions of this Sublease. Sublessee acknowledges that, in certain instances Landlord has the right to recapture any portion of the
        Subleased Premises which Sublessee may propose to sublease or assign, pursuant to the Landlord's rights set forth in Article 11 of the Master Lease and that Sublessee's right to assign, sublet, or otherwise transfer its interest under this Sublease is limited by the provisions of this Article X of the Sublease as well as all of the provisions of Article 11 of the Master Lease.

IX.     INSURANCE.  Effective  as  of  the  date  of delivery  of the  Subleased
        Premises to Sublessee, and continuing throughout the Term of this Sublease, Sublessee shall obtain and maintain, at its expense, the insurance  set  forth in  Article  9(A(11))  of  the Master  Lease,  and insurance against such other risks and in such other amounts as Sublessor may from time to time reasonably require, or as may be required by Landlord. The form of all such policies hereunder shall be subject to Sublessor's and Landlord's approval and shall comply with the provisions of Article 9 of the Master Lease. All such policies shall be issued by insurers acceptable to Sublessor and Landlord and licensed to do business in the State of New Jersey and shall contain a waiver of any rights of subrogation thereunder against Sublessor. In addition, the policies shall name Sublessor, Landlord and any other parties designated by Sublessor or Landlord as additional insureds, shall require at least thirty days prior written notice to Sublessor and to Landlord of termination or modification, and shall be primary and not contributory. Sublessee shall, at least ten days prior to the Commencement Date, and within ten days prior to the expiration of each such policy, deliver to Sublessor and to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be. Notwithstanding any other provisions of this Sublease to the contrary, Sublessee hereby waives and releases Sublessor from any and all liabilities, claims, and losses for which Sublessor is or may be held liable to the extent Sublessee either is required to maintain insurance pursuant to this Article IX, or receives insurance proceeds on account thereof, whichever is greater.

X. ALTERATIONS. Sublessee shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or addition (collectively "Alterations") in or to the Subleased Premises unless it obtains the prior written consent of
        Sublessor in each instance (which may be withheld in its reasonable discretion), provides Sublessor with copies of all applicable plans and specifications and otherwise complies with the requirements under the Master Lease. By way of example and not limitation, all plans and specifications, general contractors and subcontractors, change orders, and as-built drawings shall be subject to Sublessor's prior review and approval before the commencement of any work incident thereto. Sublessor shall have no obligation whatsoever to make any repairs or Alterations to the Subleased
        Premises, any systems serving the Subleased Premises or to any equipment, fixtures or furnishings in the Subleased Premises, or to restore the Subleased Premises in the event of a fire or other casualty therein, nor shall Sublessor be obligated to perform any obligations of Landlord under the Master Lease. Sublessor may condition its consent to any such proposed Alterations on, among other things, the Sublessee's agreement to remove the same at the expiration or earlier termination of the Sublease Term, and to restore the Subleased Premises to the condition existing therein prior to the making of such Alterations.

        In performing any Alterations to the Subleased Premises, Sublessee shall comply with the provisions of Exhibit B of the Master Lease and shall perform all the construction obligations of Tenant pursuant thereto as if Sublessee were the Tenant under the Master Lease. Sublessor shall pay to Sublessee an "Improvement Allowance" equal to the lesser of (a) the actual hard costs incurred by Sublessee in performing Alterations to the Subleased Premises, or (b) $251,684.47. In the event the actual hard costs incurred by Sublessee in performing the Alterations are less than $251,684.00, then such difference is hereafter referred to as the "Unused Allowance". As a condition precedent to Sublessee's right to receive such Improvement Allowance, Sublessee shall provide Sublessor with those four items set forth as
        (i) through (iv) of Section 12.1 of Exhibit B of the Master Lease. Sublessor shall, upon receipt and approval thereof, submit the same to Landlord, and upon Sublessor's receipt of payment of its allowance from Landlord pursuant to said Section 12.1, Sublessor shall remit the Improvement Allowance to Sublessee. Sublessee acknowledges that the forgoing Improvement Allowance is a "one time only" benefit, and must be used, if at all, for the initial buildout and construction of the
        Subleased Premises. The Improvement Allowance shall not be available for any Alterations Sublessee may elect to perform in the Subleased Premises after Sublessee's initial occupancy thereof. In the event, upon completion of the initial Alterations to the Subleased Premises, there remains any Unused Allowance, then Sublessee shall be entitled to a credit against its Base Rent in an amount equal to the lesser of
        (i) $110,984.47, or (ii) the Unused Allowance. Said Base Rent credit shall commence on the first calendar month following Sublessee's submission of the four items set forth as (i) through (iv) of Section
        12.1 of Exhibit B of the Master Lease.

XI.     EVENTS OF DEFAULT.  Each of the following shall be an Event of Default:

        A. Sublessee's failure to pay when due any Rent or payment required to be made by Sublessee as described in this Sublease.

        B. Sublessee's failure to keep or perform any one or more of the terms or conditions, covenants or agreements of this Sublease, or of the Master Lease which are applicable to the Sublease or the Subleased Premises, which failure continues for five (5) days or more after written notice from Sublessor (unless such failure requires work to be performed, acts to be done or conditions to be removed, which by their nature cannot reasonably be performed, done or removed, as the case may be, within such five (5) day period, in which case no Event of Default shall be deemed to have occurred so long as Sublessee shall have commenced curing the same within said five (5) day period and shall diligently and continuously prosecute the same to completion and shall further provide Sublessor with bi-weekly written reports of the status of such cure).

        C.     Sublessee's vacation or abandonment of the Subleased Premises.

        D. The occurrence, with respect to Sublessee, of any of the conditions or circumstances set forth in Article 19(A-D) of the Master Lease

XII. RESERVATION OF RIGHTS BY SUBLESSOR. This Sublease shall not convey all of Sublessor's right, title and interest in and under the Master Lease, but shall convey only the Subleased Premises as described herein on the terms and conditions of this Sublease, and Sublessor reserves all other rights in, to and under the Master Lease unto itself.

XIII.   SERVICES AND UTILITIES.

        A. Sublessee acknowledges that all services and utilities to be provided to Sublessee hereunder are to be provided by Landlord pursuant to the Master Lease, and that Sublessor shall not be liable for any failure or delay on the part of Landlord in performing any or all of its obligations under the Master Lease, unless such failure or delay is caused by the gross negligence of Sublessor, and under no circumstances shall Sublessee have any right to require or obtain the performance by Sublessor of any obligations of Landlord under the Master Lease or otherwise. Sublessee's obligations under this Sublease shall not be impaired, nor shall the performance thereof be excused, nor shall Sublessee be entitled to claim an active or constructive eviction, because of any failure or delay on the part of Landlord in performing its obligations under the Master Lease, except that Sublessee's obligation to pay Fixed Rent and Additional Rent shall abate to the extent that and during the time that Sublessor's rental obligations are abated pursuant to Article 28(B) of the Master Lease.

        B. In the event Sublessee requires heat, ventilation, air-conditioning, or building maintenance during hours beyond the Business Hours defined in Article 10 of the Master Lease, then Sublessee shall pay to Sublessor the cost of such extra service charged by Landlord pursuant to such Article 10 of the Master Lease, within ten (10) days after billing. Sublessee shall use its own telephone system, which Sublessee shall install at its own cost and expense, and shall pay for all other utilities provided to the Subleased Premises, whether billed to Sublessor as Tenant under the Master Lease, or billed directly by the applicable utility provider.

XIV. WAIVER OF CONDEMNATION AWARD. Sublessee hereby waives any right to the proceeds of any award to which Sublessor would be entitled pursuant to the Master Lease for any condemnation or taking (or purchase in lieu thereof) of the Subleased Premises.

XV. BROKER'S FEES. Sublessee represents and warrants that no broker, agent or other person has been instrumental or involved in bringing about this transaction except for Strategic Alliance Partners, LLC, who represents Sublessee, and Trammell Crow Company and Trammell Crow Northeast Metro, Inc., who represent Sublessor. Sublessee agrees to indemnify and hold Sublessor harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Sublessee with regard to this transaction. Sublessor shall pay all commissions owing to Trammell Crow Company arising out of this Sublease pursuant to a separate agreement between Sublessor and Trammell Crow Company. Trammell Crow Company and Strategic Alliance Partners, LLC have a separate agreement between themselves regarding the sharing of said commission.

XVI. RELEASE OF SUBLESSOR. The term "Sublessor" as used in this Sublease shall be limited to mean and include only the owner or owners at the time in question of the Tenant's interest under the Master Lease, and in the event of any transfer or transfers of the Tenant's interest in the Master Lease, Sublessor herein named (and in case of any subsequent transfer or conveyance, the then transferor of the Tenant's interest in the Master Lease) shall be automatically freed and relieved from and after the date of such transfer of all liability with respect to the performance of any covenants or obligations on the part of Sublessor contained in this Sublease thereafter to be performed.

XVII. SURRENDER OF SUBLEASED PREMISES. Sublessee shall, upon the termination of this Sublease and in accordance with all of the terms of this Sublease and the Master Lease, vacate and surrender the Subleased
        Premises to Sublessor, together with all Alterations, in good condition and repair, loss by fire or other casualty excepted. Sublessee acknowledges that Sublessee shall be solely responsible for any and all restoration obligations with respect to the Subleased Premises imposed upon Sublessor as Tenant under the Master Lease, or otherwise imposed hereunder by Sublessor upon Sublessee or any of its assignees or sublessees. Sublessee's obligation to observe or perform this covenant shall survive the expiration or earlier termination of this Sublease.

XVIII. ESTOPPEL CERTIFICATES. At any time and from time to time within fifteen (15) business days after a written request from the other party, the non-requesting party shall execute, acknowledge and deliver to the requesting party a written statement certifying: (a) that this Sublease has not been modified and is in full force and effect or, if there has been a modification of this Sublease, that this Sublease is in full force and effect as modified, and stating such modification;
        (b) the dates to which the Fixed Rent, Additional Rent and other charges hereunder have been paid; (c) that to the best of said party's knowledge, no defaults exist under this Sublease or, if any defaults do exist, specifying the nature of each such default; and (d) such other matters pertaining to the terms of this Sublease as may be reasonably requested.

XIX. HOLDOVER. Sublessee shall surrender the Subleased Premises to Sublessor on the date and in the condition required by this Sublease. In the event that Sublessee holds over in violation of the terms of this Sublease, Sublessee shall pay to Sublessor the greater of (i) the liquidated damages payable by Sublessor pursuant to Article 34 of the Master Lease or (ii) 200% of the Rent due hereunder during any such holdover period, payable in accordance with the terms of this Sublease, and Sublessee shall be liable to Sublessor for any damages incurred by Sublessor in connection therewith, including but not limited to any consequential damages incurred by Landlord and charged to Sublessor, reasonable attorneys' fees, and the costs associated with recovering possession of the Subleased Premises. Nothing herein shall be deemed to create a month-to-month tenancy in the event that Sublessee holds over without the express written consent of Sublessor. Sublessee's obligations pursuant to this provision shall survive the expiration or earlier termination of this Sublease.

XX. FORCE MAJEURE. In the event either party is prevented or delayed in performing its obligations hereunder by reason of strike, civil disturbance, act of God, or other cause beyond said party's control, then said party shall be excused from such performance during the period of such delay. The foregoing shall not delay the Rent Commencement Date of this Lease, nor shall the inability to procure funds be deemed an event beyond the control of Sublessee.

XXI. PARKING. Sublessor shall make available to Sublessee all Fifty-four (54) of the parking spaces granted Sublessor by Landlord, subject to and in accordance with Article 1 of the Master Lease. Notwithstanding the foregoing, Sublessor shall not be liable for any failure to provide the required parking spaces to Sublessee if such failure is caused by Landlord's failure to provide the parking spaces required to be provided to Sublessor pursuant to the Master Lease.

XXII. CONTACT WITH LANDLORD. In the event that Sublessee has reason to contact Landlord (other than with respect to the construction of the Leasehold Work or the request for heating, ventilation, or air-conditioning service during hours other then Business Hours), including but not limited to situations where Landlord's consent is required for an action by Sublessee or in connection with services or repairs to be provided by Landlord to the Subleased Premises, Sublessee shall not contact Landlord directly. Sublessee shall contact Sublessor's designated representative, and the designated representative will then contact the Landlord as necessitated by the circumstances. Sublessor's designated representative is Michael Shapiro, whose telephone number is (212)629-1372, and whose address is Trammell Crow Company, c/o American Express Company, 2 Penn Plaza, Suite 1830, New York, NY 10121. Sublessor may designate an alternative representative upon providing notice to Sublessee. Routine contact with Sublessor's representative pursuant to this Section XXII shall not be subject to the requirements for Notices, as set forth in Section VII of this Sublease. However, this Section XXII does not affect or alter said requirements as they apply to all other Notices in connection with this Sublease.

XXIII. LETTER OF CREDIT. Upon the execution of this Sublease by Sublessee and delivery to Sublessor thereof, Sublessee shall deposit with Sublessor a letter of credit in the form attached hereto as Exhibit C, as a security for the faithful performance by Sublessee of its obligations hereunder. Said letter of credit shall be given in the amount of $151,252.52, and shall be maintained in full force and effect by Sublessee, at its sole cost and expense, from the date of execution of this Sublease by Sublessor and Sublessee through the date ninety (90) days following the Expiration Date of this Sublease. Receipt of notice by Sublessor of the non-renewal of such letter of credit shall be deemed a default under this Sublease entitling Sublessor to draw upon such letter of credit for the entire remaining balance thereof. In the event the Subleased Premises are not surrendered to Sublessor in the condition and on the date required, or if Sublessee shall default in the performance of any of the terms and conditions of this Sublease, Sublessor shall be entitled to draw upon said letter of credit as partial compensation for such failure or default, without waiving any other remedies it may have at law or at equity.

XXIV. SEVERABILITY. If the application of any provision of this Sublease, or any paragraph, sentence, clause, phrase or word in any circumstance is held invalid, the validity of the remainder of this Sublease shall not be affected thereby, and the remainder shall be construed as if such invalid part were never included in the Sublease.

XXV. LANDLORD'S CONSENT. This sublease and each party's obligations hereunder are conditioned and contingent upon the granting of consent of Landlord hereto pursuant to Article 11 of the Master Lease, which consent shall be evidenced by the execution of the Consent to Sublease attached hereto, without the requirement of any payment to Landlord in connection therewith, other than pursuant to Article 11(G) of the Master Lease. Sublessee shall reimburse Sublessor for any amounts charged to Sublessor by Landlord pursuant to Article 11(G) of the Master Lease. If Landlord's consent is not obtained within sixty (60) days after execution by Sublessor and Sublessee, this Sublease shall be voidable at the option of either Sublessee or Sublessor.

XXVI. NO OFFER BY SUBLESSOR. The submission of this Sublease by Sublessor to Sublessee shall have no binding force and effect, shall not constitute an option for the subleasing of the Subleased Premises, and shall not confer any rights or impose any obligation upon either party. The execution of this Sublease and its delivery by Sublessee to Sublessor shall similarly have no binding force and effect unless and until Sublessor and Sublessee shall have each executed this Sublease and a counterpart thereof shall have been delivered to Sublessee.

        IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year last below written.

SUBLESSOR:                American Express Travel Related Services Company, Inc.
                          By: Trammell Crow Corporate Services, Inc.,

                          Its:  Authorized Representative

                          By:  /s/ Ellen M. Scherer
                             ---------------------------------------------------

                          Name: Ellen M. Scherer
                               -------------------------------------------------

                          Its:  VP
                              --------------------------------------------------

                          Date: 5/14/01
                               --------------------------------------

SUBLESSEE:                Cognizant Technology Solutions Corp.

                          By:  /s/ Gordon Coburn
                             ---------------------------------------------------

                          Name:  Gordon Coburn
                               -------------------------------------------------

                          Its:  CFO
                              --------------------------------------------------

                          Date:  5/18/01
                               --------------------------------------

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